NEWS RELEASE At Old Republic: At Financial Relations Board: Craig R. Smiddy: President and Chief Executive Officer Analysts/Investors: Joe Calabrese 212/827-3772 OLD REPUBLIC ANNOUNCES SALE OF RUN-OFF MORTGAGE BUSINESS CHICAGO – November 13, 2023 – Old Republic International Corporation (NYSE: ORI) – today announced that it has entered into a definitive agreement to sell its mortgage insurance business to Arch Capital Group Ltd. In this transaction, Arch U.S. MI Holdings Inc. will acquire all of the capital stock of Old Republic’s wholly-owned subsidiary, RMIC Companies, Inc., and its wholly-owned subsidiaries that together comprise Old Republic’s run-off mortgage insurance business. Consideration is expected to be approximately $140 million. Additionally, Old Republic expects to receive a final 4th quarter dividend of $25 million. The transaction is subject to regulatory approval and is expected to close in the first half of 2024. Commenting on the transaction, Old Republic President & CEO, Craig R. Smiddy, said “We are pleased to announce this definitive exit from the mortgage insurance business. Since placing this business in run-off in 2011, we have been able to preserve significant value for shareholders and we are grateful for the many years of hard work and dedication of our RMIC associates. In the last five years our run-off reserves have developed favorably, enabling us to receive over $398 million of dividends from these subsidiaries, inclusive of the $25 million expected in the 4th quarter.” Insurance Advisory Partners LLC served as ORI’s financial advisor and Kirkland & Ellis served as ORI’s legal advisor in this transaction. About Old Republic Chicago-based Old Republic International Corporation is one of the nation’s 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance business is the third largest in its industry. Safe Harbor Statement Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results. Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations. General Insurance, Title Insurance, Corporate & Other, and RFIG Run-off maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions. A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2022 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference. Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon. For Old Republic’s latest news releases and other corporate documents: Please visit us at www.oldrepublic.com Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue, Chicago, IL 60601 (312) 346-8100